SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d)
OF THE
SECURITIES EXCHANGE ACT OF 1934

November 20, 2002
Date of report (Date of earliest event reported)

BINGO.COM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

      000-26319                                                                             98-0206369

  (Commission File Number)                           (  IRS Employer Identification No.)

                    SUITE 1405, 1166  ALBERNI STREET,
            VANCOUVER, BRITISH COLUMBIA, CANADA                                                                V6E 3Z3
                   (Address of Principal Executive Offices)                                                                       (Zip Code)

(604) 694-0300
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

BINGO.COM, INC.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

At the Annual General Meeting of the Shareholders held on October 8, 2002, the shareholders of the Company:

(a) Elected the following persons to serve as directors until the next annual meeting or until their successors are duly qualified:

                                 T. M. Williams

                                P.A. Crossgrove

(b) Approved the selection of Davidson & Company as the Company's independent auditors for the fiscal year ending December 31, 2002.

(c) Approved the amendment of the Company's Articles of Incorporation to grant the Board of Directors the authority to effect a Reverse split of the company's common stock at a Ratio of up to one for five.

(d) Approved the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of the Company's common stock to 100,000,000 shares of common stock with a $0.001 par value should option (c) occur.

(e) Approved the ratification of the actions of the Company's Officers and Directors for the last year and for the period from the Fiscal year end through to the date of the shareholder meeting (October 8, 2002).

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of businesses acquired:
Not Applicable.

(b)  Pro forma financial information:
Not Applicable.

(c)  Exhibits
Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR.

Not applicable.

ITEM 9. REGULATION FD DISCLOSURE.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BINGO.COM, INC.
(Registrant)

Date: November 20, 2002                                                                                                   By: /s/ "T. M. Williams"

                                                                                                                  T. M. WILLIAMS, PRESIDENT